Exhibit 10.4

MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS MEMBERSHIP UNIT PURCHASE AGREEMENT (“Agreement”) is entered into by and between TWIN CITIES POWER, L.L.C., TWIN CITIES ENERGY, L.L.C. and CYGNUS PARTNERS, L.L.C., all Minnesota Limited Liability Companies (the “PURCHASERS”), and M. J. TUFTE (the “SELLER”) dated the 30th day of December 2011 and for accounting purposes this Agreement shall be determined to be effective January 1st, 2012.  The PURCHASERS and SELLER are jointly referred to as PARTIES (“PARTIES”).

WHEREAS, SELLER desires to sell, convey and issue, and PURCHASERS desire to purchase and redeem, a total of fifteen hundred forty (1,540) membership units from each of the PURCHASER companies (the “Purchased Units”) for the consideration and on the terms set forth in this Agreement.  The Purchased Units are represented by Exhibits “A,” “B” and “C” are attached hereto and incorporated herein by this reference.

WHEREAS, SELLER desires to assign, and PURCHASERS desire to accept such assignment of Financial Rights associated with the SELLER’s interests as of January 1st, 2012 and to retain all Governance Rights, pursuant to the terms and conditions of this Agreement subject to FERC approval to convey such Governance Rights to the PURCHASERS.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SELLER and PURCHASERS, intending to be legally bound, hereby agree as follows:

1.             UNIT PURCHASE

1.1           INITIAL UNIT PURCHASE

Subject to the terms and conditions of this Agreement, SELLER hereby agrees to sell, issue and convey the Financial Rights to the Purchased Units, and PURCHASERS agree to purchase and redeem the Financial Rights to the Purchased Units from SELLER in accordance with the terms hereof.  The Purchased Units shall include all Financial Rights associated with the Purchase Units of the Company being purchased and redeemed.  The SELLER shall execute Assignments Separate from Certificates for the Purchase Units represented by Exhibit “D,” “E” and “F” which are attached hereto and incorporated herein by this reference.

1.2           PURCHASE PRICE

The purchase price to be paid by PURCHASERS to SELLER for the Purchased Units shall be One Hundred Thousand and no/100 Dollars ($100,000.00) (the “Purchase Price”).  The Purchase Price shall be paid by PURCHASERS to SELLER in cash, certified check or wire transfer.

1.3           UNIT ISSUANCE

Effective upon payment to SELLER of the Initial Payment, execution of the Promissory Note and execution of the Agreement, SELLER shall convey to PURCHASERS the Financial Rights to the Purchased Units subject to Federal Energy Regulatory Commission (“FERC”) approval at which time the SELLER will convey the Governance Rights to the PURCHASERS. Said issuance shall be promptly reflected in the required records of the Company upon FERC approval.

1.4           FURTHER TRANSFERS

SELLER agrees to transfer to PURCHASERS, free and clear of all liens and encumbrances, the entire rights in SELLER Interests not transferred pursuant to this Agreement as such time as FERC approval is obtained.

1.5           DISTRIBUTIONS

SELLER shall be entitled to any and all pro rata distributions from the PURCHASER companies through December 31, 2011 as a member of the PURCHASER companies, including, but not limited to, any future distributions to members of the PURCHASER companies for liabilities incurred, including, but not limited to tax liabilities, prior to December 31, 2011.

2.             REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER represents and warrants to PURCHASERS as follows:

2.1           AUTHORITY; NO CONFLICT

(a)                          This Agreement constitutes the legal, valid, and binding obligation of SELLER, enforceable in accordance with its terms;

(b)                         SELLER has the full legal capacity, power and authority to enter into this Agreement and perform SELLER’s obligations hereunder;

(c)                          Neither the execution and delivery of this Agreement nor the consummation or performance of SELLER’s obligations under this Agreement will conflict with, or result in a violation of any laws, regulations, ordinances, or any contract or agreement to which SELLER is a party or by which SELLER is bound; and

(d)                         SELLER does not require the approval of third parties to consummate and perform SELLER’s obligations under this Agreement.

2.2           NO ENCUMBRANCES

The Purchased Units are, and shall be issued and conveyed to PURCHASERS, free and clear of all encumbrances, liens, or claims of other parties of any kind.

2.3           LITIGATION, ADVERSE CLAIMS AND RELATED MATTERS

There is no current, pending, or to the best of SELLER’s knowledge, threatened litigation proceeding, or investigation relating to the Purchased Units nor is there any judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement.  Notwithstanding the foregoing, SELLER acknowledges the existence of the HTS Note and corresponding covenants in favor of the HTS parties associated with the HTS note.

2.4           LAWS AND REGULATIONS

To the best of SELLER’s knowledge, PURCHASERS have complied, and are in compliance, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the PURCHASERS business.

2.5           NO REPRESENTATIONS

SELLER acknowledges that neither PURCHASERS, nor any officer, director, representative or agent of the PURCHASERS, has made any representation, warranty, or agreement with SELLER to induce SELLER to convey the Purchased Units as herein contemplated, except as specifically set forth in this Agreement. SELLER has determined that the Purchase Price herein specified represents fair consideration for the Purchased Units and has not relied on any representation by PURCHASERS in that regard.

2.6           CONSULTATION

SELLER acknowledges that SELLER has had the opportunity to consult with and to obtain advice from such legal, tax, and other advisers as SELLER has deemed appropriate and that the Agreement to convey the Purchased Units to PURCHASERS constitutes SELLER’s free and informed decision.

2.7           RESIGNATION

Seller shall execute a Resignation as manager/officer and Board of Governor member of each of the Purchased Companies as set forth on the attached Notice of Resignation which are attached hereto and incorporated herein and marked as Exhibits “H,” “I” and “J.”

2.8           INCOME, GAIN, LOSS OR DEDUCTION ALLOCATION

The SELLER agrees that the PURCHASERS shall not allocate any income, gain, loss or deduction to the SELLER after December 31st, 2011, except as may be necessary for any member distributions made to SELLER after December 31, 2011 for tax liabilities for any time period prior to December 30 2011.  Rather all such allocations shall be made for the account of the PURCHASERS with respect to the SELLER’s Purchased Units.

3.             REPRESENTATIONS AND WARRANTIES OF PURCHASERS

PURCHASERS represent and warrants to the SELLER as follows:

3.1           AUTHORITY; NO CONFLICT

(a)                                  This Agreement constitutes the legal, valid, and binding obligation of the PURCHASERS, enforceable in accordance with its terms.

(b)                                 PURCHASERS have the full legal capacity, power and authority to enter into this Agreement and perform PURCHASERS obligations hereunder.

(c)                                  Neither the execution and delivery of this Agreement nor the consummation or performance of PURCHASERS obligations under this Agreement will conflict with, or result in a violation of any laws, regulations, ordinances, or any contract or agreement to which PURCHASERS are a party or by which PURCHASERS are bound.

(d)                                 PURCHASERS have received all necessary approvals of it members or other third parties to consummate and perform PURCHASERS obligations under this Agreement.

3.2           NO REPRESENTATIONS

PURCHASERS acknowledge that the SELLER has made no representation, warranty, or agreement with PURCHASERS to induce PURCHASERS to purchase and redeem the Purchased Units as herein contemplated, except as specifically set forth in this Agreement. PURCHASERS have determined that the Purchase Price represents fair consideration for the Purchased Units and has not relied on any representation by SELLER in that regard.

3.3           CONSULTATION

PURCHASERS acknowledges that he has had the opportunity to consult with and to obtain advice from such legal, tax, and other advisers as PURCHASERS have deemed appropriate and that their decision to purchase the Purchased Units constitutes their free and informed decision.

4.             DEFAULT AND TERMINATION

4.1           DEFAULT

A party shall be in default under the terms of the Agreement in the event such party fails to perform or comply with any material term, condition, obligation or covenant contained herein and such default shall continue for a period of thirty (30) days after written notice from the non-defaulting party.

4.2           REMEDIES

In the event of default, the non-defaulting party may elect to terminate this Agreement or to seek enforcement of the obligations of the defaulting party hereunder, damages and/or such other rights and remedies as are available at law or in equity. In addition, a party shall have the unilateral right to terminate this Agreement immediately in the event that the other party: (a) initiates any voluntary proceeding in bankruptcy; (b) is the subject of an involuntary proceeding in bankruptcy that is not dismissed within 60 days after initiation; (c) makes any general assignment for the benefit of its creditors; (d) makes any proposal to its creditors to take or attempt to take the benefit of any legislation relating to insolvency or bankruptcy; or (e) has a receiver, trustee, or liquidator appointed for all or a substantial portion of its property.

5.             SURVIVAL AND INDEMNIFICATION

5.1           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties of the PARTIES contained in this Agreement shall survive the closing of the transactions contemplated hereby for a period of thirty-six (36) months, after which time no claim for an incorrect statement or representation, or for other breach of any warranty under this Agreement may be brought, and no litigation with respect thereto may be commenced, and no party shall have any liability or obligation with respect thereto, unless the indemnified party gave written notice to the indemnifying party specifying with particularity the incorrect statement or representation or breach of warranty claimed on or before the expiration of such period.

5.2           INDEMNIFICATION BY SELLER

Subject to Section 5.1, SELLER covenants and agrees to indemnify, defend and hold PURCHASERS, and its officers, directors, representatives and agents, harmless from, against and in respect to any and all losses, costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements of counsel) liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

(a)          The breach or falsity of any representation or warranty made by SELLER in this Agreement; or

(b)         The breach of any covenant or agreement made by SELLER in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by SELLER pursuant hereto or thereto.

5.3           INDEMNIFICATION BY PURCHASERS

Subject to Section 5.1, PURCHASERS covenants and agrees to indemnify, defend and hold SELLER harmless from, against and in respect of any and all losses, costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements of counsel) liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

(a)                                  The breach or falsity of any representation or warranty made by PURCHASERS in this Agreement; or

(b)                                 The breach of any covenant or agreement made by PURCHASERS in this Agreement, including the documents, instrument and agreements to be executed and/or delivered by PURCHASERS pursuant hereto or thereto.

6.             GENERAL PROVISIONS

6.1           EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement.

6.2           FURTHER ASSURANCES

The PARTIES agree (a) to execute and deliver to each other such other documents, and (b) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

6.3           ENTIRE AGREEMENT AND MODIFICATION

This Agreement constitutes the entire Agreement by and between the PARTIES, and supersedes any other verbal or written representations, promises, agreements or understandings between the PARTIES and their respective agents or representatives. No representations, warranties, undertakings, or promises, whether written or oral, expressed or implied, have been made by SELLER or PURCHASERS, unless expressly stated in this Agreement or unless agreed upon in writing by the PARTIES hereto. This Agreement may be amended or modified only by a writing signed by the PARTIES.

6.4           TIME OF ESSENCE

Time is of the essence with respect to all obligations of SELLER and PURCHASERS under this Agreement. If any date designated in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall automatically be extended until the next following business day.

6.5           CUMULATIVE RIGHTS AND WAIVER

The rights and remedies of the PARTIES to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege.

6.6           NOTICES

Under this Agreement if any party is required to give notice to another party, such notice shall be deemed given if delivered by a recognized overnight delivery service, or mailed first class, postage prepaid, and addressed as follows (or as subsequently noticed to the other party):

If to SELLER:

M. J. TUFTE

1216 Cedar Lake Road

Minneapolis, Minnesota 55416

If to PURCHASERS:

TWIN CITIES POWER, LLC

16233 Kenyon Avenue, Suite 210

Lakeville, Minnesota 55044

TWIN CITIES ENERGY, LLC

16233 Kenyon Avenue, Suite 210

Lakeville, Minnesota 55044

CYGNUS PARTNERS, LLC

16233 Kenyon Avenue, Suite 210

Lakeville, Minnesota 55044

Attn:  Tim Krieger, President

Notices delivered by overnight delivery shall be deemed received upon the date of deposit with the delivery service, if such date is a business day.  Otherwise, the effective date for such notice shall be the first business day following deposit with the delivery service. Notices sent by mail shall be deemed received on the earlier of actual receipt or three business days after deposit in the U.S. mail as provided above.

6.7           APPLICABLE LAW

This Agreement shall be construed and enforced in any State or Federal court in Minnesota in accordance with the laws of the State of Minnesota, irrespective of the domiciles of the PARTIES, the state in which the Agreement was executed, or any other factors affecting choice of law. If any portion of this Agreement is unenforceable under Minnesota Law, the balance of the Agreement shall remain in full force and effect if enforcement of the remainder of the Agreement is reasonably practicable.

6.8           BINDING EFFECT; ASSIGNMENT RESTRICTED

This Agreement shall be binding upon and inure to the benefit of the PARTIES hereto and their respective successors, permitted assigns, and representatives. Neither party shall assign, transfer or convey any interest in this Agreement or, nor agree to do so, without the prior written consent of the other party.

6.9           INTREPRETATION

The rule of strict construction against the drafting party shall not apply to this Agreement.  SELLER and PURCHASERS acknowledge that this Agreement is the product of all of both of their respective efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against either party merely because of their efforts in preparing it. Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The invalidity of any or the provisions of this Agreement shall not affect or impair the validity or enforceability of the remainder or this Agreement.

6.10         COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the PARTIES have executed and delivered this Agreement effective as of the date first written above.

SELLER:	PURCHASERS:

TWIN CITIES POWER, LLC
/s/ Michael Tufte
M. J. TUFTE	/s/ Timothy Krieger
By: TIM KRIEGER
Its: President/Chief Manager

TWIN CITIES ENERGY, LLC

/s/ Timothy Krieger
By: TIM KRIEGER
Its: President/Chief Manager

CYGNUS PARTNERS, LLC

/s/ Timothy Krieger
By: TIM KRIEGER
Its: President/Chief Manager

January 6, 2012

Mr. Michael Tufte

Twin Cities Power Holdings, LLC

16233 Kenyon Avenue

Lakeville, MN 55044

Dear Michael:

This letter agreement clarifies and amends the Membership Unit Purchase Agreement, dated December 30, 2011, among you and the Purchasers named therein (the “Agreement”).

The parties recognize that, as of December 31, 2011, a reorganization took place whereby the Purchasers became subsidiaries of Twin Cities Power Holdings, LLC (“TCPH”) and your membership interests in the Purchasers were converted into a membership interest in TCPH.

Accordingly, we agree that references in the Agreement to your membership interests, Financial Rights and Governance Rights in the Purchasers shall be deemed to be references to your membership interest, Financial Rights and Governance Rights, respectively, in TCPH and references to the Purchasers shall be deemed to be references to TCPH.

TCPH shall replace the Purchasers as a party to the Agreement and all the obligations of the Purchasers are hereby assumed by TCPH.

The Assignments you executed shall be collectively deemed to be an assignment of your Financial Rights in TCPH.

If TCPH determines that FERC approval is not necessary for the transfer and assignment of your Governance Rights, your Governance Rights shall be automatically assigned to TCPH without any further action on your part.  TCPH will notify you of such transfer and assignment.  If FERC approval is required, your Governance Rights shall be automatically assigned to TCPH without any further action on your part once TCPH receives notice of such approval.

In all other respects, the Agreement shall remain in full force and effect.

If the foregoing accurately sets forth our mutual understanding and agreement, please execute this letter in the space provided below.

Twin Cities Power Holdings, LLC		Twin Cities Power, LLC

By	/s/ Timothy Krieger	By	/s/ Timothy Krieger
	Tim Krieger, President		Tim Krieger, President

Twin Cities Energy, LLC		Cygnus Partners, LLC

By	/s/ Keith Sperbeck	By	/s/ Timothy Krieger
	Keith Sperbeck, President		Tim Krieger, President

Agreed to and Accepted:

/s/ Michael J. Tufte
Michael J. Tufte